As filed with the Securities and Exchange Commission on December 31, 2013

Registration No. 333- 192963

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-effective Amendment No. 1 to  FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Biostar Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Code Number)	20-8747899 (I.R.S. Employer Identification Number)

No. 588 Shiji Xi Avenue
Xianyang, Shaanxi Province
The People’s Republic of China, 712046
011-86-29-33686638
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Ronghua Wang
Chief Executive Officer and President
No. 588 Shiji Xi Avenue
Xianyang, Shaanxi Province
The People’s Republic of China, 712046
011-86-29-33686638
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Ralph V. De Martino, Esq.
F. Alec Orudjev, Esq.
Schiff Hardin LLP
901 K Street NW, Suite 700
Washington, DC 20001
Telephone: 202.724.6846

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated   December 31, 2013
Prospectus

Biostar Pharmaceuticals, Inc.

$35,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer, from time to time, in one or more series:

▪	shares of common stock;
▪	shares of preferred stock;
▪	secured or unsecured senior debt securities;
▪	unsecured subordinated debt securities;
▪	warrants; and
▪	units.

The securities:

▪	will have a maximum aggregate offering price of $35,000,000;
▪	will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements;
▪	may be denominated in U.S. dollars or in other currencies or currency units;
▪	may be offered separately or together, or in separate series; and
▪	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed and trading on the Nasdaq Capital Market under the symbol “BSPM”. On December 16, 2013, the closing sale price of our common stock was $2.06 per share. As of December 16, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $18,763,411, based on 12,346,113 shares of outstanding common stock, of which 9,108,452 shares were held by non-affiliates, and a per share price of our common stock on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  December 31, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $35,000,000. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

OUR COMPANY

Biostar Pharmaceuticals, Inc. (“we”, the “Company” or “Biostar”) was incorporated on March 27, 2007 in the State of Maryland. Our business operation is conducted in China primarily through our variable interest entity (“VIE”), Shaanxi Aoxing Pharmaceutical Co., Ltd. (“Aoxing Pharmaceutical”), which we control through contractual arrangements between Aoxing Pharmaceutical and our wholly owned subsidiary, Shaanxi Biostar Biotech Ltd.

We develop, manufacture and market pharmaceutical products in the PRC for a variety of diseases and conditions. Our most popular product is the Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter (“OTC”) medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. Our current product line also includes five other OTC products, ten prescription-based pharmaceuticals, six nutriceuticals or health products and one medical device.

Our products are derived from medicinal herbs that are either grown at our own facility or purchased from our suppliers. We devote substantial resources to the research and development of new products that must be approved by the regulatory agencies. Our products are currently being sold in over 25 provinces in the PRC through 25 distributors and an established network of more than 400 dedicated sales people. In addition, we have been enhancing our marketing efforts with the launch of our internet-based China Hepatitis Internet Hospital (CHIH) since June 2009. The multi-function website is designed to be a one-stop portal for HBV patients, providing current and relevant information on HBV and treatment options as well as a convenient method to purchase our HBV medicine. Registered users can secure a membership card for a fee of RMB 200 (approximately USD$25). Members are entitled to a discount on diagnosis and medical services provided at the CHIH, free expert diagnosis and free medicine delivery, and a wide range of inquiry, instruction and other complementary services. Registered users can also seek medical advice from a pool of HBV health professionals without having to go to the hospital. CHIH facilitates our ability to provide customer service and add purchasing convenience for our consumers.

Our executive offices are located at No. 588 Shiji Xi Avenue Xianyang, Shaanxi Province, The People’s Republic of China, 712046 and our telephone number at those offices is 011-86-29-33686638. Our web site address is http://www.biostarpharmaceuticals.com.  Information on our web site is not part of this prospectus.

Financial Condition

As of September 30, 2013, we had cash and cash equivalents of approximately $10.5 million and working capital of approximately $32.8 million. We expect to generate sufficient cash and cash equivalents from the realization of our accounts receivables of $13.1 million, as well as receipt of other receivables of approximately $4.0 million relating to the two land use rights disposed in 2011 by the end of November 2013, and maturity of the loan receivables of approximately $10 million on December 31, 2013. We may need to raise such additional capital through the issuance of our equity or equity-linked securities, which may result in significant additional dilution to our investors. Our ability to raise additional capital is dependent on, among other things, the state of the financial markets at the time of any future offering. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations could be materially negatively impacted.

Securities Being Offered

We may from time to time issue up to $35,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants and units. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Business

Our operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Aoxing Pharmaceutical’s operating history may not provide a meaningful basis on which to evaluate its business. We cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

·           raise adequate capital for expansion and operations;
·           implement our business model and strategy and adapt and modify them as needed;
·           increase awareness of our brand name, protect our reputation and develop customer loyalty;
·           manage our expanding operations and service offerings, including the integration of any future acquisitions;
·           maintain adequate control of our expenses; or
·           anticipate and adapt to changing conditions in the medical over the counter, pharmaceutical and nutritional supplement markets in which we operate as well as the impact of any changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

The loss of Aoxing Pharmaceutical as our operating business would have a material adverse effect on our business and the price of our common stock.

    We have no equity ownership interest in Aoxing Pharmaceutical. Our ability to control Aoxing Pharmaceutical and consolidate its financial results is through a series of contractual arrangements between it and our wholly owned subsidiary Shaanxi Biostar. Management of Aoxing Pharmaceutical is an affiliate of us and of Shaanxi Biostar and the stockholders of Aoxing Pharmaceutical are also our stockholders. Thus, the contractual arrangements were not entered into as a result of arms’ length negotiations because the parties to such agreements are under common control. While we believe that the contractual arrangements are legal and enforceable under PRC law, our affiliates control the parties to the contractual arrangements, and it could be possible for them to cause Aoxing Pharmaceutical and its shareholders to breach the contractual arrangements, in which event our unaffiliated investors would have little or no recourse because of the inherent difficulties in enforcing their rights since all our assets are located in the PRC. In the event that management of Aoxing Pharmaceutical decides to cause a breach the contractual arrangements, the risk of loss for the affiliated shareholders of Aoxing Pharmaceutical could be lower than that for the unaffiliated investors, and the interests of the management and shareholders of Aoxing Pharmaceutical would be in conflict with the interest of our other stockholders.

Our failure to compete effectively may adversely affect our ability to generate revenue.

We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Many of our competitors are also more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

We may not be able to successfully integrate the Shaanxi Weinan Huaren business, or realize the anticipated synergies of the combined businesses

On October 11, 2011, the Company and seven holders of 100% equity interests in Shaanxi Weinan Huaren Pharmaceuticals., Ltd., a limited liability company organized under the laws of the PRC (“Shaanxi Weinan”) (the “Equity Holders”), entered into a Share Transfer Contract (the “Agreement”) pursuant to which the Company agreed to acquire all interest of the Equity Holders in Shaanxi Weinan. Following the consummation of this transaction, the Company owns drug approvals and permits for Shaanxi Weinan’s portfolio of 86 drugs and 1 health product. The Shaanxi Weinan business represents a sizable addition to the Company’s existing product line. On March 11, 2013, Shaanxi Aoxing Pharmaceutical Co., Ltd., a limited liability company and a variable interest entity (VIE) of the Company and all the former equity holders of Shaanxi Weinan entered into a supplemental agreement (“Supplemental Agreement”) to acquire 13 drug approval numbers which were excluded from the Share Transfer Contract whereby  the Company acquired all the equity interest in Shanxi Weinan except 13 drug approval numbers due to incomplete reregistration of these approval numbers.  Following the execution of the Supplemental Agreement, the Company acquired the ownership of the 13 drug approval numbers for which reregistration has been completed. Pursuant to the terms of the Supplemental Agreement, the Former Equity Holders are entitled to a consideration of an aggregate amount of RMB 66 million (approximately $10.6 million) for the 13 drug approval numbers, of which RMB 30 million (approximately $4.8 million) was paid on November 26, 2012, RMB 25 million (approximately $4.0 million) was paid on December 31, 2012 and the balance of RMB 11 million (approximately $1.8 million) shall be paid in the Company’s common stock. Based on an agreed issuance price of $1.10 per share, RMB 11 million is equivalent to 1,602,564 shares of common stock of the Company. The 1,602,564 shares of common stock shall be delivered upon satisfaction of the following conditions: (1) the Former Equity Holders shall have completed the reregistration for the 13 drugs with the relevant government authorities; (2) all the records and drug registration materials shall have been delivered to the Company; (3) the Former Equity Holders shall have paid related personal income tax for consideration received as well as provided personal income tax clearance certificates to the Company within two months after signing of the Supplemental Agreement; (4) the fulfillment of other obligations by the Former Equity Holders as required by the Company within two months after signing of the Supplemental Agreement. There is no assurance that the Company will successfully integrate any or all of the various aspects to the acquired business, including but not limited to the sales, marketing, manufacturing, distribution, regulatory, and other functions. Failure to smoothly and successfully integrate the acquired business could lead to a reduction in revenue for the Shaanxi Weinan products compared to historical levels, maintain its customer base, and therefore have a material adverse effect on the Company, its operations or the price of its securities. Furthermore, there is no assurance that the Company will realize synergies in the sales, marketing, distribution, or other areas as it currently contemplates it will. Nor is there any assurance that the Company will realize any anticipated economies of scale for the combined businesses.

We may not be able to effectively control and manage our growth.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. An expansion would increase demands on existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations, cause delay in production and delivery of our products, and increase administrative inefficiencies.

We may require additional financing in the future and a failure to obtain such required financing will inhibit our ability to grow.

The continued growth of our business may require additional funding from time to time, which we expect to raise in private placements of our equity or debt securities with accredited investors or by offering our securities for sale pursuant to an effective registration statement on a market where our common stock is traded. The proceeds of these funding will be forwarded to Aoxing Pharmaceutical and accounted for as a loan to Aoxing Pharmaceutical and eliminated during consolidation. The proceeds would be used for general corporate purposes of Aoxing Pharmaceutical, which could include acquisitions, investments, repayment of debt and capital expenditures among other things. We may also use the proceeds to repurchase our capital stock or for our corporate overhead expenses. If we borrow funds we expect to be the primary obligor on any debt. Obtaining additional funding would be subject to a number of factors including market conditions, operating performance and investor sentiment, many of which are outside of our control. These factors could make the timing, amount, terms and conditions of additional funding unattractive or unavailable to us.

The terms of any future financing may adversely affect your interest as stockholders.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in us. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of Aoxing Pharmaceutical's business more difficult because the lender's consent could be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in us.

We may engage in future acquisitions that could dilute the ownership interests of our stockholders, cause us to incur debt and assume contingent liabilities.

We may review acquisition and strategic investment prospects that we believe would complement our current product offerings, augment our market coverage or enhance our technical capabilities, or otherwise offer growth opportunities. From time to time we review investment opportunities in new businesses and we expect to make investments in, and to acquire, businesses, products, or technologies in the future. We expect that when we raise funds from investors for any of these purposes we will be either the issuer or the primary obligor while the proceeds will be forwarded to Aoxing Pharmaceutical and accounted for as a loan to Aoxing Pharmaceutical and eliminated during consolidation. In the event of any future acquisitions, we could:

·           issue equity securities which would dilute current stockholders’ percentage ownership;
·           incur substantial debt;
·           assume contingent liabilities; or
·           expend significant cash.

These actions could have a material adverse effect on our operating results or the price of our common stock. Moreover, even if  we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

·           difficulties in the assimilation of acquired operations, technologies and/or products;
·           unanticipated costs associated with the acquisition or investment transaction;
·           the diversion of management’s attention from other business concerns;
·           adverse effects on existing business relationships with suppliers and customers;
·           risks associated with entering markets in which Aoxing Pharmaceutical has no or limited prior experience;
·           the potential loss of key employees of acquired organizations; and
·           substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we will be able to successfully integrate any businesses, products, technology, or personnel that we might acquire in the future, and our failure to do so could have a material adverse effect on our business, operating results and financial condition.

We may not have adequate internal accounting controls.

We are constantly striving to improve our internal accounting controls. We expect to continue to improve our internal accounting control for budgeting, forecasting, managing and allocating our funds and to better account for them as we grow. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Some members of our management team have limited or no experience operating a public company, or subject to SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a public company. While we are in the process of engaging a consulting firm to evaluate and assist us with implementing a viable internal control system, our lack of familiarity with Section 404 may nevertheless unduly divert management's time and resources in executing the business plan. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. So far, our external auditors have not reported to our board of directors any significant weakness on our internal control and provided recommendations accordingly. Nevertheless, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel. We are dependent upon the services of Mr. Wang, our president, Chief Executive Officer and Chairman, for the continued growth and operation of our Company because of his experience in the industry and his personal and business contacts in the PRC. We do not have an employment agreement with Mr. Wang and do not anticipate entering into an employment agreement in the foreseeable future. Although we have no reason to believe that Mr. Wang will discontinue his services with us or Aoxing Pharmaceutical, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. Additionally, Qinghua Liu, our Chief Financial Officer, Zhenghong Wang, our Chief Operating Officer, Shuang Gong, our Corporate Secretary, Yuan Jian, General Manager and Chief Engineer of Aoxing Pharmaceutical, perform key functions in the operation of our business. There can be no assurance that we will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. We do not carry key man life insurance for any of our key personnel nor do we foresee purchasing such insurance to protect against a loss of key personnel.

We  may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

We must attract, recruit and retain a sizeable workforce of technically competent employees. Competition for senior management and senior personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and we may not be able to retain the services of our senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

If we fail to increase our brand recognition, we may face difficulty in obtaining new customers and business partners.

We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future products and services and is an important element in our effort to increase our customer base and obtain new business partners. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our potential competitors already have well-established brands in the pharmaceutical promotion and distribution industry. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and ability to provide reliable and useful products and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition, would be materially adversely affected.

Our operating results may fluctuate as a result of factors beyond our control.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include:

·           the costs of pharmaceutical products and development;
·           the relative speed and success with which we can obtain and maintain customers, merchants and vendors for our products;
·           capital expenditure for equipment;
·           marketing and promotional activities and other costs;
·           changes in our pricing policies, suppliers and competitors;
·           the ability of our suppliers to provide products in a timely manner to their customers;
·           changes in operating expenses;
·           increased competition in the pharmaceutical markets; and
·           other general economic and seasonal factors.

Our future sales and operations may be adversely affected by recent PRC reports that gel capsules supplied by certain manufacturers contained impermissible levels of chromium.

In April 2012, the PRC news agencies reported that the SFDA suspended sales and distributions of 13 drugs from 9 pharmaceutical companies that used capsules supplied by certain gel capsule manufacturers in Zhejiang and Hebei Provinces, PRC. According to the SFDA investigation and testing of capsule samples, 23 out of 42 samples were found to contain excessive levels of chromium, a toxic heavy metal. As further reported in the PRC mass media, the regulatory inquiry into this matter is ongoing. In addition to drug sale suspensions, SFDA also revoked production licenses of two gel capsule manufacturers and was pursuing other regulatory and criminal prosecution measures. As of April 27, 2012, SFDA promulgated a set of regulations requiring pharmaceutical companies to self-inspect and self-screen to ensure no toxic products in their inventory, including, without limitation, employing toxic substance detection devices.

    In May 2012, following an onsite inspection by the Xianyang State Food and Drug Administration (SFDA), samples from a batch of the Company’s Xin Aoxing capsules were found to contain chromium content higher than edible gelatin. Specifically, samples from a batch of 150 cases of the Xin Aoxing capsules (each of the 150 cases contains 8,000 capsules), representing Biostar sales of approximately RMB1,188,000 or approximately $188,000 were found to contain high levels of chromium, which capsules, in the Company’s estimation, were sold in the market in mid-2011.  The Company did not check the batch in question for the chromium levels at that time since PRC pharmaceutical companies were not required to test their gel capsule inventories and purchases for chromium levels in 2011.

As required by SFDA in April 2012, the Company purchased gel capsule inspection equipment to measure the chromium levels in gel capsules it used. The Company also undertook a thorough inspection of all samples of drugs sold and its current product inventory to ensure that all of the gel capsules it had purchased and currently uses comply with the SFDA chromium content requirements.  In addition, the Company conducted checks of every batch of raw materials it uses in every production category and, except as discussed above, found no violations of the chromium content requirements. Further, the Company recalled all such affected capsules as promptly and thoroughly as possible, and imposed heightened quality control and assurance measures going forward. On July 30, 2012, the SFDA approved the Company’s resumption of sales of its gel capsules following the thorough inspection. However, the suspension of sales of gel capsule products severely affected almost all China-based pharmaceutical companies that use gelatin capsules to manufacture their drugs.  The Company was not immune to the industry-wide losses and the Company’s sales and overall results for the 2012 second quarter were similarly adversely affected. The Company has been taking a number of steps to restart sales of gel capsule drugs immediately following the SFDA approval, including, among others, engaging its employees to work overtime, adding a second shift, launching an aggressive advertising campaign to help improve consumer confidence, establishing incentives for the sales force in all of the distribution offices nationwide, and launching an innovating B2C call center to take order and provide hands-on sales support.  There is no assurance that the Company will be successful in detecting such defective gel capsules in the future. In any such event, the Company may be required to find alternate gel capsule supplier and its operations and sales efforts in the short-term may therefore be adversely affected.

We face marketing risks.

Newly developed drugs and technology may not be compatible with market needs. Because markets for drugs differentiate geographically inside the PRC, we must develop and manufacture our products to accurately target specific markets to ensure product sales. If we fail to invest in extensive market research to understand the health needs of consumers in different geographic areas, we may face limited market acceptance of our products, which could have material adverse effect on our sales and earnings.

We face risks relating to difficulty in defending intellectual property rights from infringement.

Our success depends on protection of our current and future technology and products and our ability to defend our intellectual property rights. We have filed for trademark protection for the various names and brands of our products sold in the PRC. We have also filed for patent protection on three of our products, one of which has been approved. However, it is possible for its competitors to develop similar competitive products even though it has taken steps to protect its intellectual property. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours. We expect to file patent applications seeking to protect newly developed technology and products in various countries, including the PRC. Some patent applications in the PRC are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by many months, we may not be the first to invent, or file patent applications on any of our discoveries. Patents may not be issued with respect to any of our patent applications and existing or future patents issued to or licensed by us may not provide competitive advantages for our products. Patents that are issued may be challenged, invalidated or circumvented by our competitors. Furthermore, our patent rights may not prevent our competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

We also rely on trade secrets, non-patented proprietary expertise and continuing technological innovation that we shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, our trade secrets and proprietary technology may otherwise become known or be independently developed by our competitors. If patents are not issued with respect to products arising from research, we may not be able to maintain the confidentiality of information relating to these products.

We face risks relating to third parties that may claim that we infringe on their proprietary rights and may prevent us from manufacturing and selling certain of our products.

There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

·           require us to incur substantial expense, even if covered by insurance or are successful in the litigation;
·           require us to divert significant time and effort of our technical and management personnel;
·           result in the loss of our rights to develop or make certain products; and
·           require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling some of our products or increase our costs to market these products. In addition, when seeking regulatory approval for some of our products, we may be required to certify to regulatory authorities, including the SFDA that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against us. Any lawsuit would delay the receipt of regulatory approvals. A claim of infringement and the resulting delay could result in substantial expenses and even prevent us from manufacturing and selling certain of our products. Our launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to us. If we are found to infringe a patent held by a third party and become subject to such damages, these damages could have a material adverse effect on the results of our operations and financial condition.

We face risks related to research and the ability to develop new drugs.

Our growth and survival depends on our ability to consistently discover, develop and commercialize new products and find new and improve on existing technology and platforms. As such, if we fail to make sufficient investments in research, be attentive to consumer needs or does not focus on the most advanced technology, our current and future products could be surpassed by more effective or advanced products of other companies.

Risk Related To the Pharmaceutical Industry

Our certificates, permits, and licenses related to our pharmaceutical operations are subject to governmental control and renewal and failure to obtain renewal will cause all or part of our operations to be terminated.

Aoxing Pharmaceutical is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. Aoxing Pharmaceutical has attained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. In 1998, the State Food and Drug Administration of the PRC (“SFDA”) introduced the Good Manufacturing Practice (GMP) Certificate in order to promote quality and safety of pharmaceutical production.  The Good Manufacturing Practices were revised in July and October, 2004.  We and our competitors are required to meet GMP standards in order to continue manufacturing pharmaceutical products and health foods. For each new product, Aoxing Pharmaceutical prepares documentation of pharmacological, toxicity, pharmacokinetics and drug metabolism studies in addition to providing samples of the drug. The documentation and samples are then submitted to provincial food and drug administration. This process typically takes approximately three months. After the documentation and samples have been approved by the provincial food and drug administration, the provincial administration submits the approved documentation and samples to the SFDA. The SFDA examines the documentation and tests the samples and presents the findings to the New Drug Examination Committee for approval. If the application is approved by the SFDA, the SFDA will issue a clinical trial license to the applicant for clinical trials. This clinical trial license approval typically takes one year, followed by approximately two years of trials, depending on the category and class of the new drug. The SFDA then examines the documentation from the trial and, if approved, issues the new drug license to the applicant. This process usually takes eight months. The entire process takes anywhere from three to four years.

Aoxing Pharmaceutical initially obtained pharmaceutical products and health food production permits by submitting its manufacturing processes and product tests to the SFDA who verified that its production processes and products met the standards by onsite inspections, review of test results and a determination that the market was not saturated by its products. The production permits are permanent once issued as long as they are renewed by the expiration date. The GMP certificate is valid for a term of five years, the pharmaceutical products production permits are subject to renewal every five years, and the health food production permits are valid for three year terms, and each must be renewed before its expiration, if applicable. Aoxing Pharmaceutical originally obtained its GMP certificate in January 2006, and it is valid until January 23, 2011. The GMP certificate applies to products described as medicinal tablets, granules, capsules, soft capsules, powder, and ointment. If the GMP certificate expires without renewal, Aoxing Pharmaceutical will not be able to continue production of pharmaceutical products, which will cause its operations to terminate. We filed the application to renew the GMP certificate before its expiration date, and SFDA has approved our application and issued its official GMP license on March 29, 2011. It is a common practice in China to have the grace period between the GMP expiry day and new GMP license day. We intend to apply for renewal of these health food production permits prior to expiration. During the renewal process, Aoxing Pharmaceutical will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In the event that it is not able to renew the certificates, permits and licenses, all or part of its operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of its operations, it may adversely affect its operation and our profitability.

According to Drug Administration Law of the PRC and its implementing rules, the SFDA approvals, including Pharmaceutical Manufacturing Permit and Drug Approval Numbers, may be suspended or revoked prior to the expiration date under circumstances that include:

·	producing counterfeit medicine;
·	producing inferior quality products;
·	failing to meet the drug GMP standards;
·	purchasing medical ingredients used in the production of products sources that do not have PharmaceuticalManufacturing Permit or Pharmaceutical Trade Permit;
·	fraudulent reporting of results or product samples in application process;
·	failing to meet drug labeling and direction standards;
·	bribing doctors or hospital personnel to entice them to use products,
·	producing pharmaceuticals for use or resale by companies that are not approved by the SFDA, or
·	the approved drug has a serious side effect.

If our pharmaceutical products fail to receive regulatory approval or are severely limited in these products' scope of use, we may be unable to recoup considerable research and development expenditures.

Our research and development of pharmaceutical products is subject to the regulatory approval of the SFDA. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for us to abandon our application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of our product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures. Currently, three of our products, Zushima, Gan Fu Kang and Azithromycin Dispersible Tablets, have pending applications with the SFDA. Phase II clinical testing is currently occurring for five other products (Shenrong Capsules, Zhixuening Pian, Xiao'aiping Dispersible Tablets, Zhenbao Wan Capsules, and KunLing Wan Capsules), which is expected to be completed sometime in 2012 to 2015. After phase II clinical test, these products will need to go through a phase III clinical test before they can be submitted for SFDA approval. We expect phase III clinical test for all six products will be completed sometime in 2015 to 2017. If we do not receive timely approval for any of these drugs, then production will be delayed and sales of the products may be adversely affected.

Price control regulations may decrease our profitability.

The laws of the PRC provide for the government to fix and adjust prices. The prices of certain medicines we distribute, including those listed in the Chinese government's catalogue of medications that are reimbursable under the PRC’s social insurance program, or the Insurance Catalogue, are subject to control by the relevant state or provincial price administration authorities. The PRC establishes price levels for products based on market conditions, average industry cost, supply and demand and social responsibility. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.  It is possible that additional products may be subject to price control, or that price controls may be increased in the future. To the extent that our products are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our sales will be limited and we may face no limitation on our costs. Further, if price controls affect both our revenue and costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

If the medications we produce are replaced by other medicines or are removed from the PRC's insurance catalogue in the future, our revenue may suffer.

Under Chinese regulations, patients purchasing medicine listed by the central and/or provincial governments in the insurance catalogue may be reimbursed, in part or in whole, by a social medicine fund. Accordingly, pharmaceutical distributors prefer to engage in the distribution of medicine listed in the insurance catalogue. Currently, one of our main prescription products, Danshen Granule is listed in the insurance catalogue. The content of the insurance catalogue is subject to change by the PRC Ministry of Labor and Social Security, and new medicine may be added to the insurance catalogue by provincial level authorities as part of their limited ability to change certain medicines listed in the insurance catalogue. If the medicine we produce are replaced by other medicines or removed from the insurance catalogue in the future, our revenue may suffer.

Adverse publicity associated with our products, ingredients or network marketing program, or those of similar companies, could harm our financial condition and operating results.

The results of our operations may be significantly affected by the public's perception of our product and similar companies. This perception is dependent upon opinions concerning:

·           the safety and quality of our products and ingredients;
·           the safety and quality of similar products and ingredients distributed by other companies; and
·           our sales force.

Adverse publicity concerning any actual or purported failure to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on our goodwill and could negatively affect our sales and ability to generate revenue. In addition, our consumers' perception of the safety and quality of products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our products or ingredients or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers' use or misuse of our products, that associates consumption of our products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of our or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could negatively impact our reputation or the market demand for our products.

If we fail to develop new products with high profit margins, and our high profit margin products are substituted by competitor's products, our gross and net profit margins will be adversely affected.

There is no assurance that we will be able to sustain our profit margins in the future. The pharmaceutical industry in the PRC is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. In addition, new products are constantly being introduced to the market. In order to increase our sales and expand our market share, we may be forced to reduce prices in the future, leading to a decrease in gross profit margin. The research and development of new products and technology is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipated timeframe, if ever at all. There is no assurance that our competitors' new products, technology, and processes will not render our existing products obsolete or non-competitive. To the extent that we fail to develop new products with high profit margins and our high profit margin products are substituted by competitors' products, our gross profit margins will be adversely affected.

The commercial success of our products depends upon the degree of market acceptance among the medical community and failure to attain market acceptance among the medical community may have an adverse impact on our operations and profitability.

The commercial success of our products depends upon the degree of market acceptance by the PRC medical community, such as hospitals and physicians. Even if our products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend our products to patients. Furthermore, a product's prevalence and use at hospitals may be contingent upon its relationship with the medical community. Currently, Danshen Granule and Taohausan are only available by medical prescription. The acceptance of our products by the PRC medical community may depend upon several factors, including but not limited to, the product's acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on our operations and profitability.

Risks Related To Doing Business In The PRC

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

Our business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the PRC’s Communist Party. The Chinese government exerts substantial influence and control over the manner in which we and it must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, particularly the pharmaceutical industry, through regulation and state ownership. Our ability to operate in the PRC may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may harm its business.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. The PRC’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign person or foreign funded enterprise under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on its businesses. If the relevant authorities find that we are in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

·           levying fines;
·           revoking Aoxing Pharmaceutical’s business and other licenses;
·           requiring that we restructure our ownership or operations; and
·           requiring that we discontinue any portion or all of our business.

Among the material laws of the PRC that we are subject to are (i) the Medicine Management Law, governing the management of pharmaceutical companies, medicine production procedure and packaging, prices, (ii) the Advertisement Law , the Rules of Medicine Advertisements Management implemented by the State Administration for Industry and Commerce, and the Regulations on Control of Advertisements from the State Council, governing rules on advertising, (iii) the Standardization of the Management on the Quality of Medicine Production issued by the SFDA, providing standards for staff, plants, equipment, materials, environment and production management, (iv) the Price Law, (v) the Measurement Law, (vi) the Tax Law, (vii) the Environmental Protection Law, (viii) the Contract Law, (ix) the Patent Law, (x) the Accounting Laws and (xi) the Labor Law.

A slowdown, inflation or other adverse developments in the PRC economy may harm our customers and the demand for our services and products.

All of our operations are conducted in the PRC and all of our revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and harm our business. While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. Repeated rises in interest rates by the central bank would likely slow economic activity in the PRC which could, in turn, materially increase its costs and also reduce demand for its products.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the Chinese currency, the Renminbi (“RMB”), into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenue in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also in the future restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may harm your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. According to the website www.oanda.com, as of December 16, 2013, US$1 was equal to RMB 6.111. As we rely entirely on revenue earned in the PRC, any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for Aoxing Pharmaceutical’s operations, appreciation of the RMB against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm Aoxing Pharmaceutical’s business, financial condition and results of operations because it would reduce the proceeds available to us for capital investment in proportion to the appreciation of the RMB. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the RMB; the U.S. dollar equivalent of the RMB we convert would be reduced in proportion to the amount the U.S. dollar appreciates. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

The State Administration of Foreign Exchange of the PRC ("SAFE") regulations regarding offshore financing activities by PRC residents which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

In October 2005, SAFE issued a public notice effective from November 1, 2005, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice or SAFE #75, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of the PRC, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in the PRC. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Certain of our shareholders who may be subject to the foregoing registration requirement (including certain members of our management) have submitted their registration applications to the relevant SAFE authority as well as notified the local authority where we are domiciled of such applications. We have been advised by such SAFE authority, however, that it is unable to issue SAFE registration due to current internal policy, but may issue a confirmation acknowledging receipt of our applications in lieu thereof, and issue the SAFE registration at a later time when internal policy changes. There is no assurance, however, that we will receive such confirmation or that such confirmation, when issued, would be sufficient for compliance purpose with the SAFE notice. Additionally, we do not know when the internal policy of the relevant SAFE authority will change, if at all, and there is no assurance that when such policy changes, we will be issued SAFE registration. As such, we or our PRC resident shareholders may nevertheless be deemed in violation of SAFE #75 despite our attempt at compliance.

In the event that we or our PRC resident shareholders are deemed to be in violation of SAFE #75 despite our attempt at compliance, Shaanxi Biostar could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

The PRC's legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of the PRC to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the PRC legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC's accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem (such as bird flu) in the PRC, where all of our revenue is derived, could significantly harm our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations. Any of the foregoing events or other unforeseen consequences of public health problems could significantly harm our operations.

Because our principal assets are located outside of the United States and most of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers or to enforce U.S. Court Judgments against us or them in the PRC.

Most of our directors and all of our officers reside in China. In addition, our operating company is located in the PRC and substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Risks Relating to our Common Stock

Our officers and directors control us through their positions and stock ownership, and their interests may differ from other stockholders.

As of December 16, 2013, there were 12,346,113 shares of our common stock issued and outstanding. Our officers and directors own approximately 26% of our common stock. Mr. Ronghua Wang, our Chairman of the Board and CEO, owns approximately 25.2% of our common stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet Mr. Wang's interests may differ from those of other stockholders. Furthermore, ownership of 26% of our common stock by our officers and directors reduces the public float and liquidity, and may affect the market price, of our common stock.

We are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

If we are unable to meet the Nasdaq Stock Market continued listing requirements, our securities may be subject to delisting.

On May 1, 2013, we received a notification letter from the Nasdaq Listing Qualifications staff advising the Company that for the past 30 consecutive business days, the bid price for the Company’s common stock has closed below the minimum $1.00 per share requirement set forth in Nasdaq Listing Rule 5450(a)(1). The Notice also stated that the Company would be provided 180 calendar days, or until October 28, 2013, to regain compliance with the foregoing minimum bid price rule. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive business days prior to that date.  During the compliance period, the Company, among other things, monitored its stock performance and initiated a transfer application to list its common stock on The Nasdaq Capital Market.  On October 29, 2013, we received notification from the Nasdaq staff that the Company’s transfer application to list its common stock on The Nasdaq Capital Market has been approved.  The Company’s securities were transferred from The Nasdaq Global Market to The Nasdaq Capital Market at the opening of business on October 31, 2013, under the same stock trading symbol. All companies whose securities are listed on The Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards.

In connection with the transfer of the listing of the Company’s common stock to the Nasdaq Capital Market, the Company is granted an additional 180 days, or until April 28, 2014 (the "Compliance Date"), to regain compliance with the minimum bid price requirement.  The Company intends to continue to monitor the bid price for its common stock. If the Company’s common stock does not trade at a level that is likely to regain compliance with the Nasdaq requirements, the Company’s Board of Directors may consider other options that may be available to achieve compliance. If at any time before the Compliance Date, the closing bid price of the Company’s common stock is at least $1.00 per share for at least ten consecutive business days, the Company will regain compliance with the price requirement. If the Company cannot demonstrate compliance by the Compliance Date or it does not comply with the terms of the extension granted by Nasdaq, the Company’s common stock may then be subject to delisting.

Our common shares have historically been thinly traded, and you may be unable to sell at or near ask prices or at all if you desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock commenced trading on The Nasdaq Global Market on April 23, 2010 and is currently trading on the Nasdaq Capital Market. Our common stock was previously quoted on the OTC Bulletin Board, where they have historically been sporadically or “thinly traded”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our fluctuating level of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; the termination of our contractual arrangements with Aoxing Pharmaceutical; and additions or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this report. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Stockholders should be aware that the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forwardlooking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other section of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock. As of December 16, 2013, there were outstanding:

▪	12,346,113 shares of common stock;
▪	362,222 shares of common stock issuable upon the exercise of options issued pursuant to the August 2009 Stock Incentive Plan (the “2009 Stock Plan”); and
▪	24,000 shares of common stock issuable upon the exercise of options issued pursuant to the 2011 Stock Option Compensation Plan (the “2011 Stock Plan”).

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights.

Under the Maryland General Corporation Law, or the MGCL, our stockholders generally are not liable for our debts or obligations. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all of our assets that are legally available for distribution, after payment of all debts and other obligations. The outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Maryland Law and Our Articles of Incorporation and Bylaws

Removal of Directors

Our charter documents provide that a director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in the election of directors. This provision, when coupled with the power of our Board to fill vacancies on our Board, precludes shareholders from (1) removing incumbent directors except upon the requisite vote and (2) filling the vacancies created by such removal with their own nominees.

Meetings of Shareholders

Pursuant to our bylaws, a meeting of our shareholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our Board. In addition, the Board or our Chief Executive Officer may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders will also be called by our Chief Executive Offier and Secretary upon the written request of at least two Board members or the holders of at least a majority of the entire capital stock of the Company then issued and outstanding and entitled to vote.

Amendment to Our Charter and Bylaws

Any provisions of our charter may be amended, altered or repealed and other provisions authorized by the MGCL at the time in force may be added as prescribed under the MGCL. Our Board and our stockholders may adopt, alter or repeal any provision of our Bylaws and to make new Bylaws.

The provisions of Maryland law and our charter documents could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation of Director Liability

Under our charter, the liability of our directors is limited to the fullest extent permitted under the MGCL.

Indemnification

Under our charter, we are required, to the fullest extent permitted under the MGCL, to indemnify our directors against any and all expenses, liabilities and other matters permitted under the MGCL.  We do not maintain a directors’ and officers’ liability insurance.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of our charter documents, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “BSPM”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, of which 5,000,000 shares have been designated as Series A Convertible Preferred Stock and the remaining 5,000,000 shares have been designated as Series B Convertible Preferred Stock. No shares of either the Series A or Series B are currently outstanding. Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of our company without further action by our stockholders.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary to our charter relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

▪	the title and stated value of the preferred stock;
▪	the voting rights of the preferred stock, if applicable;
▪	the preemptive rights of the preferred stock, if applicable;
▪	the restrictions on alienability of the preferred stock, if applicable;
▪	the number of shares offered, the liquidation preference per share and the offering price of the shares;
▪	liability to further calls or assessment of the preferred stock, if applicable;
▪	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;
▪	the date from which dividends on the preferred stock will accumulate, if applicable;
▪	any listing of the preferred stock on any securities exchange;
▪	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock;
▪	including the conversion price (or manner of calculation) and conversion period;
▪	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

The following description  sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.”  The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated  indenture”  and, together with the senior indenture, as the “indentures.”  Except as permitted by applicable law, the indentures have been or will be qualified  under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits  to the registration statement. The following summaries of provisions of the debt securities and the indentures are not complete and are qualified  in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series  up to the principal amount that we may authorize from time to time. Each indenture  also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition,  each series of debt securities may be reopened in order to issue additional  debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering,  neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization  or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular  offering,  the senior debt securities will rank equally with all of our other unsecured and unsubordinated  debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular  series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

•           the title and type of the debt securities;

•           the total principal amount or initial offering price of the debt securities;

•           the date or dates when the principal  of the debt securities will be payable;

•           whether we will have the right to extend the stated maturity  of the debt securities;

•           whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

•           if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

•           the place where the principal,  premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

•           any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•           the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

•           the denominations in which any registered debt securities will be issuable;

•           the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

•           the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•           the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

•           any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

•           any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

•           whether there are any restrictions relating to the form in which the debt securities are issued;

•           to whom interest will be payable

•           if other than the registered holder (for registered debt securities), or

•           if other than as specified in the indentures (for global debt securities);

•           whether the debt securities are to be convertible  or exchangeable for other securities and, if so, the terms of conversion or exchange;

•           particular terms of subordination with respect to subordinated debt securities; and

•           any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below  their principal amount. If we issue original issue discount securities, then we will describe the material  U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal  amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable  prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge.

We may issue debt securities in global form.

Conversion and Exchange

If any debt securities will  be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable  prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

•           the conversion price or exchange ratio;

•           the conversion or exchange period;

•           whether the conversion or exchange will be mandatory or at the option of the holder or us;

•           provisions for adjustment of the conversion price or exchange ratio; and

•           provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities  are redeemable only on or after a certain  date or only upon satisfaction of additional conditions, the applicable  prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal  amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem  a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering,  we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•           the redemption date;

•           the redemption price;

•           if less than all of the debt securities of the series are being redeemed, the particular  debt securities to be redeemed (and the principal  amounts, in the case of a partial redemption);

•           that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•           the place or places of payment;

•           whether the redemption is for a sinking fund; and

•           any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient  to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular  offering, an “event of default” regarding any series of debt securities is any one of the following events:

•           default for 30 days in the payment of any interest installment when due and payable;

•           default in the making of any sinking fund payment when due;

•           default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

•           default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

•           certain events of bankruptcy, insolvency and reorganization; and

•           any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular  offering, if an event of default has occurred and is continuing with respect to debt securities of a particular  series (except, in the case of subordinated debt securities, defaults relating to bankruptcy  events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal  amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering,  at any time after a declaration  of acceleration of maturity with respect to debt securities of any series has been made and before  a judgment  or decree for payment of the money  due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

•           we have paid or deposited with the trustee a sum sufficient to pay:

•           all overdue interest on all outstanding debt securities of that series and any related coupons,

•           all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal  at the rate or rates prescribed in the debt securities,

•           to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

•           all sums paid or advanced by the trustee and the reasonable compensation,  expenses, disbursements and advances of the trustee, its agents and counsel; and

•           all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering,  the holders of not less than a majority  in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

•           in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

•           in respect of a covenant  or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular  series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity  and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

•           to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

•           establishing the form or terms of any series of debt securities issued under the supplemental indentures;

•           adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

•           adding additional events of default for the benefit of the holders;

•           to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

•           to secure the debt securities;

•           to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

•           to evidence and provide for acceptance of a successor trustee; and

•           to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority  in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions  to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without  the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

•           change the stated maturity  of the principal of, or any installment of principal of or interest on, any debt security;

•           reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

•           reduce the amount of the principal of any original  issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

•           change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

•           impair the right to institute suit for enforcement of payments;

•           reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

•           modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided  in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

•           the person surviving  or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction  and expressly assumes our obligations under the debt securities and the indentures;

•           immediately after giving effect to the transaction, no event of default will have occurred and be continuing  under the indentures; and

•           the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

•           have become due and payable;

•           will become due and payable at their stated maturity  within one year; or

•           are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable  indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates  and opinions  of counsel to the trustee). At our expense, the trustee will  execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable  indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

•           the trustee is a trustee under another indenture under which our securities are outstanding;

•           the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•           we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

•           the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•           the trustee is one of our creditors; or

•           the trustee or one of its affiliates  acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates  engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional  warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described  in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•           the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•           the currency or currency units in which the offering price, if any, and the exercise price are payable;

•           the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•           whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•           any applicable material United States federal income tax considerations;

•           the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•           the designation, aggregate principal amount, currency, denomination  and terms of any debt securities that may be purchased upon exercise of the warrants;

•           the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•           if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•           if  applicable, the date  from and after which the warrants and the related debt securities, preferred  stock or common stock will  be separately transferable;

•           the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which  those shares may be purchased;

•           provisions for changes to or adjustments in the exercise price;

•           if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•           information with respect to any book-entry procedures;

•           any antidilution provision of the warrants;

•           any redemption or call provisions; and

•           any additional terms of the warrants, including  terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common stock, shares of preferred stock, or any combination of such securities. The applicable prospectus supplement will describe:

•           the terms of the units and of the warrants, debt securities, common stock and preferred stock comprising  the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•           a description  of the terms of any unit agreement governing the units; and

•           a description  of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3 and so long as such instruction  is applicable to us, we are permitted to use the registration  statement of which this prospectus forms a part to sell a maximum  amount of securities equal to one-third of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer and sell the securities registered hereby up to this maximum amount.

We may sell the securities described in this prospectus through underwriters  or dealers, through  agents, or directly to one or more purchasers or through a combination  of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters' compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	varying prices determined at the time of sale related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without  a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved  in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering  price set forth in the prospectus supplement pursuant to delayed delivery contracts providing  for payment and delivery on a specified  date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters,  dealers and agents that participate in the distribution of the securities, and any institutional  investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters,  and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting  discounts and commissions under the Securities Act.

The aggregate value of all compensation to be received by participating FINRA members will not exceed 8% of the offering proceeds.

Market Making, Stabilization and Other Transactions

Our common stock is listed on Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement  will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Unless the applicable  prospectus supplement states otherwise,  each series of preferred stock, series of warrants, units or other securities will be a new issue and will have no established trading market. The applicable prospectus supplement will indicate if we elect to list a series of warrants on an exchange. Any underwriters that we use in the sale of securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter  also may engage in stabilizing  transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing  transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering  transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate  member  when  the security originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing  transactions, syndicate covering transactions and penalty bids may cause the price of the security to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction  as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative  transactions involving the securities. These derivatives  may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate  these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative  transactions through  sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives)  to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate,  through  electronic  access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions  at which such security is sold. These bidding  or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information  to assist in making  a bid, such as the clearing spread at which  the offering  would  be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would  be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We may provide agents and underwriters with indemnification  against particular civil liabilities, including liabilities under the Securities  Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. We will  describe in the prospectus supplement  the nature of any such relationship  and the name of the parties involved.

LEGAL MATTERS

Schiff Hardin LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated  by reference in this prospectus have been audited  by Clement C.W. Chan & Co., our independent registered public accounting firm, and Mazars CPA Limited, our previous independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information  with the Securities and Exchange Commission.  You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission's Public Reference Room 100 F Street, N.E., Washington,  D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information  on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at www.sec.gov.

This prospectus, and any prospectus supplement,  is part of the registration  statement and does not contain all of the information included in the registration  statement. Whenever  a reference is made in this prospectus and any prospectus supplement, to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring to those publicly available  documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed the Securities and Exchange Commission (the “SEC”) on April 15, 2013;
•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, June 30, and September 30, 2013, respectively, filed with the SEC on May 15, August 19, and November 14, 2013, respectively;
•	Our Current Reports on Form 8-K dated January 11, March 15, May 6, November 1, November 14 and November 27, 2013, respectively;
•	Our Definitive Proxy Statement as Schedule 14A filed on October 16, 2013;
•
The description of our common stock set forth in our registration statement on Form 8-A filed under with the SEC under the Exchange Act on April 21, 2010, including any amendment or report filed for the purpose of updating such description;

•	All documents filed by us with the SEC pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of this registration statement, and until all of the securities to which the prospectus relates has been sold or the offering is otherwise terminated. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information  submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information  submitted under Item 2.02 or Item 7.01 of Form 8-K into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified  or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Biostar Pharmaceuticals, Inc., No. 588 Shiji Xi Avenue Xianyang, Shaanxi Province, The People’s Republic of China, 712046, Attn: Corporate Secretary, telephone 011-86-29-33686638. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

BIOSTAR PHARMACEUTICALS, INC.

$35,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

, 2013

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other expenses of issuance and distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee:

Securities and Exchange Commission registration fee	$4,508
Accounting fees and expenses	$10,000
Legal fees and expenses	$15,000
Printing fees and expenses	$1,000
Miscellaneous	$1,000
Total	$31,508

Item 15.                      Indemnification of directors and officers

Maryland General Corporation Law (MGCL) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•           the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•           the director or officer actually received an improper personal benefit in money, property or services; or
•           in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•           a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•           a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Under our charter, the liability of our directors is limited to the fullest extent permitted under the MGCL. We are also required, under our charter, to the fullest extent permitted under the MGCL, to indemnify our directors against any and all expenses, liabilities and other matters permitted under the MGCL.  We do not maintain a directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed  in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 16.                      Exhibits and financial statement schedules

(a)           Exhibits Pursuant to Item 601 of Regulation S-K:

Exhibit No.                      Exhibit Description

1.1	Form of Underwriting Agreement+
3.1(i)	Articles of Incorporation filed with the secretary of State of the State of Maryland on March 27, 2007 (1)
3.1(ii)	Articles of Amendment filed with the secretary of State of the State of Maryland on August 1, 2007 (1)
3.1(iii)	Articles of Amendment filed with the secretary of State of the State of Maryland on September 14, 2007 (1)
3.1(iv)	Certificate of Designation for the Series B Convertible Preferred Stock as filed with the Secretary of State of the State of Maryland on November 2, 2009 (2)
3.2	Bylaws (1)
4.1 4.2	Form of Unsubordinated Indenture (3) Form of Subordinated Indenture (3)
4.3	Form of Certificate of Designation for Preferred Stock+
4.4	Form of Preferred Stock Certificate+
4.5	Form of Warrant Agreement+
4.6	Form of Warrant Certificate+
4.7	Form of Subscription Agreement+
4.8	Form of Stock Purchase Contract+
4.9	Form of Unit Agreement and Certificate+
5.1	Opinion of Schiff Hardin LLP *
23.1	Consent of Clement C.W. Chan & Co. (3)
23.2	Consent of Mazars CPA Limited (3)
23.3	Consent of Schiff Hardin LLP (included in Exhibit 5)
24.1	Power of Attorney (3)
25.1	Form T-1 Statement of Eligibility of Trustee under the Unsubordinated Indenture#
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture#

*           Filed herewith.
+           As applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated  herein by reference.
#           As applicable, to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

(1)           Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2 (File No. 333-147363) with the SEC on November 13, 2007.
(2)           Previously filed as an exhibit to the Company’s Current Report on Form 8-K with the SEC on November 3, 2009.
(3)           Previosuly filed as part of this registration statement.

Item 17.                      Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the registrant is relying on Rule 430B:

(A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes that:

(1)         For purposes of determining liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Xianyang, Shaanxi Province, People’s Republic of China, on December 31, 2013 .

BIOSTAR PHARMACEUTICALS, INC.
By:	/s/ Ronghua Wang
Name:	Ronghua Wang
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronghua Wang	Chief Executive Officer (Principal Executive Officer) and Director	December 31, 2013
Ronghua Wang

/s/ Qinghua Liu	Chief Financial and Accounting Officer (Principal Financial Officer)	December 31, 2013
Qinghua Liu

/s/ Leung King-fai*	Director	December 31, 2013
Leung King-fai

/s/ Zhongyang Shang*	Director	December 31, 2013
Zhongyang Shang

/s/ Haipeng Wu*	Director	December 31, 2013
Haipeng Wu

* By: /s/ Ronghua Wang
Ronghua Wang
Attorney-in-fact